Exhibit 5.1

December 17, 2015

Medgenics, Inc.
435 Devon Park Drive
Building 700
Wayne, PA 19087

Re: Resale Registration

Ladies and Gentlemen:

We have acted as counsel to Medgenics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement (the “ Registration Statement “) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act “), and the filing of the Registration Statement with the Securities and Exchange Commission. The Registration Statement relates to offer and sale from time to time by a certain stockholder of the Company of up to 459,770 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-laws of the Company, as amended to date, resolutions of the Company’s Board of Directors and such other documents and corporate records relating to the Company as we have deemed appropriate. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based on the foregoing, and in reliance thereon, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the reference to our firm under the section “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP